EXHIBIT 10(e)16

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

MISSISSIPPI POWER COMPANY

The following are the annual base salaries, effective March 1, 2012, of the Chief Executive Officer and Chief Financial Officer of Mississippi Power Company and certain other executive officers of Mississippi Power Company who served during 2011.

Edward Day, VI President and Chief Executive Officer	$407,056
Moses Feagin Vice President, Treasurer and Chief Financial Officer	$234,073
Thomas O. Anderson Vice President	$194,461
John W. Atherton Vice President	$234,073
Donald R. Horsley* Vice President	$300,706

*Through July 31, 2011